                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         DATE OF REPORT: MARCH 31, 2005
                        (Date of earliest event reported)





                             ORIGEN FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)





DELAWARE                  COMMISSION FILE NO. 000-50721               20-0145649
(State of incorporation)                                 (IRS Employer I.D. No.)





                               27777 FRANKLIN ROAD
                                   SUITE 1700
                           SOUTHFIELD, MICHIGAN 48034
                    (Address of principal executive offices)



                                 (248) 746-7000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On March 31 2005, Origen Financial, Inc. issued a press release announcing that it would reduce interest income and earnings recognized during the 14 months ending December 31, 2004 by approximately $1.7 million. The reduction arises from an isolated interpretive error in applying accounting principles to a pool of loans acquired at a discount in October 2003. The effect of the correction will reduce earnings per share by $0.03 for the period from October 8, 2003 to December 31, 2003, and increase the loss per share by $0.06 for 2004. The 2004 loss is $3.0 million, or $0.14 per share, rather than the previously announced $1.8 million, or $0.08 per share. As a consequence, Origen intends to restate its financial statements for the 2003 period and for the first three quarters of 2004. The changes have no effect on Origen's cash flows for the applicable periods nor are they expected to affect Origen's operations, business prospects or its compliance with applicable licensing requirements.

The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.02. This Current Report on Form 8-K and the press release contain statements intended as "forward-looking statements" which are subject to the cautionary statements about forward-looking statements set forth in the press release.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

         On March 29, 2005, the Audit Committee of Origen's Board of Directors concluded that as a result of the accounting adjustment referenced above, the previously issued financial statements for the 2003 period and the first three quarters of 2004 should not be relied upon, and that Origen will restate these financial statements to make the necessary accounting corrections. This conclusion was discussed with Origen's independent registered public accounting firm, Grant Thornton LLP, which audited the 2003 year-end statements and reviewed the 2004 quarterly financial statements. Grant Thornton LLP concurred with the Audit Committee's conclusion. Instead of recording interest income from these loans based on the estimated effective yield on the loan pool, interest income was recorded at the contractual interest rates of the loans in the pool. The changes have no effect on Origen's cash flows for the applicable periods nor are they expected to affect Origen's operations, business prospects or its compliance with applicable licensing requirements.

Origen has filed for an extension of time to file its annual report under Rule 12b-25 and expects to file its Annual Report on Form 10-K for the year ended December 31, 2004 on or before April 15, 2005. Details of the restatement also will be reflected in amendments to Origen's Quarterly Reports on Form 10-Q for the first three quarters of 2004, and other filings with the SEC and NASDAQ, all of which will be filed in the near future.

A copy of Origen's press release issued March 31, 2005 is furnished as Exhibit
99.1 to this Form 8-K and is incorporated by reference into this Item 4.02.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2005                 Origen Financial, Inc.

                                      By:       /s/ Ronald A. Klein
                                          -------------------------------------
                                      Ronald A. Klein, Chief Executive Officer

                             ORIGEN FINANCIAL, INC.
                                  EXHIBIT INDEX




Exhibit No.          Description                                         Furnished Herewith
----------           -----------                                         ------------------

99.1                 Text of Press Release, dated March 31, 2005                   X





                                     - 3 -